CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 28, 2012, with respect to the financial statements of HomeTrust Bank, which are included in HomeTrust Bancshares, Inc.’s 2012 Annual Report on Form 10-K, incorporated by reference herein.

/s/ DIXON HUGHES GOODMAN LLP

Charlotte, North Carolina
February 13, 2013